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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 23, 2001 (except for the Note 14, as to which the date is March 1, 2001), in the Registration Statement (Form S-4) and related Prospectus of MMI Products, Inc. for the registration of its 13% Series B Senior Subordinated Notes due 2007.

                                       /s/ ERNST & YOUNG LLP

Houston, Texas
August 22, 2001